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                                                                    Exhibit 23.2


                         CONSENTS OF INDEPENDENT AUDITOR


We hereby consent to the use in this Registration Statement for Collegelink.com Incorporated of our independent auditor's report, dated September 3, 1999, except as to Note 1, which is dated November 19, 1999, relating to the financial statements of Collegelink.com Incorporated as of June 30, 1999 and 1998, and for each of the years ended June 30, 1999, 1998 and 1997, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement, with respects only pertaining to Collegelink.com Incorporated.

We hereby consent to the use in this Registration Statement for Collegelink.com Incorporated of our independent auditor's report, dated October 1, 1999, relating to the financial statements of Online Network, L.L.C., T/A Online Scouting Network as of September 30, 1998 and 1997, and for each of the years ended September 30, 1998 and 1997, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement, with respects only pertaining to Online Network, L.L.C., T/A Online Scouting Network.

/s/ Radin, Glass & Co., LLP
Radin, Glass & Co., LLP

New York, New York
January 19, 2000